INDEPENDENT AUDITORS’ CONSENT

We consent to the use, in the Registration Statement of Livestar Entertainment Group, Inc. (formerly RRUN Ventures Network, Inc.) on Form S-8 relating to the registration of up to 150,000,000 common shares to be issued pursuant to the 2004 Compensation Plan For Consultants and Others for Livestar Entertainment Group, Inc., of our Auditors’ Report, dated April 8, 2003, on the consolidated balance sheets of Livestar Entertainment Group, Inc. (formerly RRUN Ventures Network, Inc.) as at December 31, 2002 and 2001, and the related consolidated statements of operations and deficit accumulated during the development stage, cash flows, and stockholders’ equity for the years ended December 31, 2002 and 2001, and for the period from inception, October 12, 2000, to December 31, 2002.

Vancouver, Canada March 12, 2004	"Morgan & Company" Chartered Accountants

Tel: (604) 687-5841 Fax: (604) 687-0075 www.morgan-cas.com	P.O. Box 10007 Suite 1488 - 700 West Georgia Street Vancouver, B.C. V7Y 1A1